UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2004
Date of Report (Date of earliest event reported)

V G TECH, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Raiffeisenstrasse 1
D-61169 Friedberg, Germany
(Address of principal executive offices)	(Zip Code)

49-(0)-6031-791760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

Effective on October 18, 2004, we have agreed to issue 416,666 units at a price of $2.40 (each a “Unit”) for total gross proceeds of $1,000,000 on a private placement basis to an independent corporate investor (the “Investor”). As of the date of filing of this Current Report, we have not issued the Units to the Investor. Each Unit to be issued to the Investor will consist of one share of our common stock (a “Company Share”) and one share purchase warrant entitling the holder to purchase one additional Company Share at a price of $2.40 per share for a period of two years from the date of issuance. The Units will be issued to the Investor pursuant to the exemptions to registration contained under Regulation S of the Securities Act of 1933 (the “Securities Act”) on the basis that the Investor has represented to us that it is not a “U.S. person” as that term is defined under Regulation S.

The total proceeds of the above private placement will be used by us as general working capital.

SECTION 7 – REGULATION FD

ITEM 7.01     REGULATION FD DISCLOSURE

On October 15, 2004, we granted options to purchase up to 10,000,000 Company Shares at a price of $1.70 per share (the “Options”). The Options were granted by us pursuant to our 2004 Stock Incentive Plan, which was adopted by us on September 28, 2004, and are exercisable for a period of five years from the date of the grant. Under the grant, Options to purchase 2,000,000 Company Shares were granted to Achim Stamm, our President and sole director. The balance of the Options were granted to certain of our employees and consultants and employees and consultants of our wholly owned subsidiary, Aqua Society GmbH.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 19, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V G TECH, INC.

Date: October 19, 2004	By:	/s/ Achim Stamm

Achim Stamm
President, Secretary and Treasurer